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                                                                      EXHIBIT 21


Subsidiaries of the Registrant                   Jurisdiction of Incorporation
------------------------------                   -----------------------------
Spyglass International, Inc.                     Delaware
Stonehand Inc.                                   Massachusetts
OS Technologies Corporation                      Massachusetts
Spyglass Europe Ltd.                             United Kingdom
AllPen Software, Inc.                            California
Spyglass DSIC, Inc.                              Delaware
Navitel Communications, Inc.                     California